Exhibit 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement is entered into as of February 15, 2007 (the “Amendment”), by and between COMERICA BANK (“Bank”) and MGAM SYSTEMS, INC., a Delaware corporation, and MEGABINGO, INC., a Delaware corporation (collectively, “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of November 16, 2005, as amended by a First Amendment to Amended and Restated Loan and Security Agreement dated as of June 22, 2006 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 6.7(c) is amended to read as follows:

(c) EBITDA. EBITDA (determined in accordance with GAAP; calculated on a trailing twelve (12) month basis) of at least Fifty Two Million Dollars ($52,000,000) through the quarter ending September 30, 2007, and at least Sixty Million Dollars ($60,000,000) thereafter. Notwithstanding the foregoing, Bank reserves the right to reset this Section 6.7(c) annually (or more frequently upon an Event of Default) upon receipt and review of the financial projections and statements delivered in accordance with Section 6.2 of this Agreement.

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

3. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) Affirmations of Guaranty;

(c) a nonrefundable amendment fee equal to $15,000 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MGAM SYSTEMS, INC.

By:	Randy Cieslewicz
Title:	Interim Chief Financial Officer

MEGABINGO, INC.

By:	Randy Cieslewicz
Title:	Interim Chief Financial Officer

COMERICA BANK

By:	/s/ Chad G. Neely
Title:	Vice President

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